UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2021

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford, Houston, Texas 77079

(Address of principal executive offices and zip code)

(832) 337-2034

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	SHLX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 23, 2021, the sole member of Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of Shell Midstream Partners, L.P. (the “Partnership”), appointed Cynthia V. Hablinski as a member of the Board of Directors of the General Partner (the “Board”), effective March 25, 2021.

Pursuant to the terms of its partnership agreement, Ms. Hablinski will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law.

Ms. Hablinski is currently the Head of U.S. Pensions and Treasury Americas for Shell Oil Company (“Shell”) and has more than twenty years of experience working with energy businesses. Since Ms. Hablinski joined Shell in 2005 as Senior Tax Counsel, she has held a wide range of U.S. and global finance roles across many lines of business. In her current role, she is accountable for the oversight and operation of the Shell Pension Trust and Shell Provident Fund, serving 65,000 participants. She works with the trustees for these plans such that the trustees have the structure and information to carry out their responsibilities and to ensure regulatory compliance. She also serves as a member of the Investment Committee for these plans. Additionally, Ms. Hablinski has oversight for all Shell Treasury activity in the Americas. Prior to joining Shell, Ms. Hablinski was a consultant in Ernst & Young LLP’s International Tax Services group, where she specialized in cross-border tax planning for both U.S. and foreign-based energy clients. From 1997 to 2000, she represented the Internal Revenue Service in various tax litigation matters as a trial attorney at the U.S. Department of Justice Tax Division. She began her career as an associate at Ackels & Ackels, LLP in Dallas, Texas. Ms. Hablinski graduated from Baylor University with a BBA in Accounting and Economics. She completed her Juris Doctor and MBA at Texas Tech University and her LLM in Taxation at SMU Dedman School of Law. She is a licensed CPA and attorney in Texas. The Partnership believes that Ms. Hablinski’s extensive experience across a wide range of finance and deal structuring roles makes her well qualified to serve as a director.

Ms. Hablinski was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Ms. Hablinski that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: March 25, 2021